Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105237 of TMSF Holdings, Inc. on Form SB-2/A of our report, dated March 29, 2005, appearing in this Annual Report on Form 10-K of TMSF Holdings, Inc. for the year ended December 31, 2004.

We also consent to the reference to our firm under the caption "Experts" in such prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 31, 2005